Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

AGREEMENT FOR PURCHASE AND SALE OF PATENT RIGHTS AND LICENSE BACK

This Agreement (hereinafter referred to as the “Agreement”) is entered into as of the 23 rd day of June, 2010 (the “Effective Date”) by and between Icagen, Inc., a Delaware corporation (“Icagen”) and Applied Genetic Technologies Corporation, a Delaware corporation (“AGTC”).

RECITALS:

A.    Icagen is the owner of the Patent Rights as set forth below.

B.    AGTC desires to acquire from Icagen, and Icagen desires to sell, transfer, assign and convey to AGTC, all right, title and interest in and to the Patent Rights upon the terms and conditions set forth in this Agreement.

C.    AGTC has agreed to grant back to Icagen a license under the Patent Rights as set forth and upon the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the premises contained in this Agreement and for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 – DEFINITIONS

Except as otherwise defined in this Agreement, capitalized terms used herein shall have the following definitions:

1.1    “Affiliate” shall mean any entity directly or indirectly controlled by, controlling or under common control with a party. “Control shall mean with respect to an entity, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests

1.2    “Confidential Information” means all information (whether or not patentable) regarding a party’s technology, products, business or objectives. Notwithstanding the foregoing, Confidential Information shall not include information that: (a) was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party; or (b) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party or its Affiliates by sources other than the disclosing party rightfully in possession of such information and not bound by confidentiality obligations to the disclosing party; or (c) either before or after the date of the disclosure to the receiving party or its Affiliates is or becomes published or otherwise is or becomes part of the public domain through no breach hereof on the part of the receiving party or its Affiliates; or (d) is independently developed by or for the receiving party or its Affiliates without reference to or reliance upon the Confidential Information of the disclosing party as demonstrated by written records contemporaneously maintained.

1.3    “Dominating Patent” shall mean a patent which has a claim broad enough to encompass the subject matter of an invention claimed in a subsequent patent, such that (a) the patentee of the Dominating Patent is able to prevent the patentee of the subsequent patent from practicing his/her/its

“improvement” invention and (b) the patentee of the subsequent patent is able to prevent the patentee of the Dominating Patent from practicing the “improved” invention only, but not the original invention.

1.4    “Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

1.5    “Icagen Field” means the field of small molecule human therapeutics.

1.6    “Improvements” means any enhancement, modification, development, alteration or other improvement to the Patent Rights made by or on behalf of Icagen, provided, that one or more of the Patent Rights listed in Exhibit A as of the Effective Date is a Dominating Patent with respect to such improvement.

1.7    “Patent Rights” means the patents and patent applications listed in Exhibit A and all reissues, reexaminations, divisionals, continuations, continuations-in-part, extensions, foreign counterpart or other patents claiming priority thereto.

ARTICLE 2 – PURCHASE AND SALE

2.1    Purchase and Sale. On the terms and subject to the conditions of this Agreement, Icagen hereby sells, conveys, assigns and transfers to AGTC, and AGTC purchases from Icagen, all right, title and interest of Icagen in and to the Patent Rights free and clear of all Encumbrances. Simultaneously with the execution of this Agreement, Icagen shall deliver to AGTC an assignment of the Patent Rights in substantially the form attached hereto as Exhibit C (the “Assignment”). Upon delivery of the Purchase Price, AGTC shall have the right to record the Assignment with the U.S. Patent and Trademark Office and each other patent office of relevant jurisdiction, such recordation to be at AGTC’s sole expense. Notwithstanding the delivery of the Assignment, Icagen agrees to perform or cause to be done and performed all such further acts and furnish, execute and deliver such other documents, instruments, certificates, notices or other further assurances as AGTC reasonably requests, from time to time after the Effective Date, to effect, evidence or perfect the Assignment of the Patents Rights to AGTC, free and clear of any Encumbrance.

2.2.    Information. Promptly following the Effective Date, Icagen shall, or shall instruct its outside patent counsel to, provide to AGTC or its designated counsel a list of prosecution counsel, the docket, and all files and original documents (including Letters Patent and assignments) relating to the Patent Rights, including all prosecution files for pending patent applications included in the Patents Rights.

2.3    Purchase Price. In partial consideration of and for the sale, conveyance, transfer and assignment by Icagen to AGTC of all right, title and interest in and to the Patent Rights, and subject to the execution and delivery of the Assignment, AGTC shall pay to Icagen the sum of U.S. One Million dollars ($1,000,000) (the “Purchase Price”).

2.4    Method of Payment. The Purchase Price shall be paid to Icagen within five (5) business days of the Effective Date by wire transfer of immediately available funds to the following account: [**], Credit to: Icagen, Inc.

ARTICLE 3 – LICENSE BACK TO ICAGEN

3.1    License Back to Icagen under Patent Rights. Effective on the Effective Date and contingent upon the Assignment, AGTC hereby grants to Icagen, under the Patent Rights, and for the lives thereof, an exclusive (even as to AGTC), perpetual, irrevocable, royalty-free, sublicensable right and license for the purpose of research, development, manufacture and commercialization of compounds and products in the Icagen Field. All rights and licenses granted under this Section 3.1 or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States bankruptcy code, licenses of rights to “intellectual property” as defined under Section 101(35A) of such statute. Icagen shall retain and may fully exercise all of its rights and elections under the bankruptcy code.

3.2    Icagen Inventions. In the event that at any time during the [**] year period commencing on the Effective Date, Icagen discovers, creates, conceives or reduces to practice any invention comprising an Improvement in the exercise of the license granted pursuant to Section 3.1 above (“Covered Improvement”), each such Covered Improvement shall be AGTC’s sole property and Icagen agrees to assign, and hereby does assign to AGTC all right, title and interest in and to such Covered Improvement. Icagen further agrees to take all such actions and execute all such assignment and other documents as may be necessary or desirable to effect or evidence such assignment and shall reasonably assist AGTC in filing for and/or prosecuting any patent applications for such Covered Improvements. Upon such assignment, the Covered Improvement shall be deemed part of the Patent Rights for the purposes of this Agreement, including without limitation, for the purposes of the license grant pursuant to Section 3.1. To the extent that Icagen discovers, creates, conceives or reduces to practice any invention comprising an Improvement subsequent to the [**] year period commencing upon the Effective Date, Icagen shall retain sole ownership of such Improvement, including all intellectual property rights therein (“Icagen Improvements”), provided, however, that Icagen (including any successor-in-interest to the license granted pursuant to Section 3.1 above) shall not, directly or indirectly, institute, maintain or prosecute, or voluntarily aid any third party in instituting, maintaining or prosecuting, any legal or equitable action or proceeding against AGTC or any sublicensee of the Patent Rights from AGTC based on infringement resulting from its use or practice of any Icagen Improvements outside of the Icagen Field.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES

4.1    Icagen Warranties. Icagen hereby represents and warrants to AGTC as of the Effective Date that (i) it has all necessary corporate power and authority to enter into this Agreement and to assign the Patent Rights to AGTC, (ii) it is the exclusive owner of the Patent Rights, (iii) the Patent Rights includes all patents and patents applications owned in part or in whole by Icagen claiming inventions specifically relating to the expression of the CNGB3 gene, and (iv) it has not received any charge, complaint, claim, demand, or notice alleging that any use of inventions claimed in the Patent Rights constitutes infringement, misappropriation or violation of the intellectual property rights of any third party.

4.2    AGTC’s Warranties. AGTC represents and warrants to Icagen that it has all necessary corporate power and authority to enter into this Agreement and to undertake its obligations hereunder.

4.3    Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND

EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

ARTICLE 5 – PATENT PROSECUTION

5.1    Preparation and Prosecution. Commencing upon the Effective Date, AGTC shall assume control of all patent prosecution and maintenance of the Patent Rights, provided, however, AGTC will keep Icagen reasonably advised as to the prosecution status of all Patent Rights by directing patent counsel to forward to Icagen copies of all official communications from or to the PTO or other governmental or patent office regarding the Patent Rights. Icagen shall have the right to review all official correspondence and filings made by or on behalf of AGTC with respect to such Patent Rights, including without limitation, Office Action responses, prior to submission and AGTC agrees to reasonably consider Icagen’s timely input with respect thereto. All information regarding the filing, prosecution and maintenance of the Patent Rights disclosed by AGTC to Icagen shall constitute AGTC’s Confidential Information, and shall not be used by Icagen other than for the research, development, manufacture and commercialization of compounds or products in accordance with the license granted to Icagen in Section 3.1 or as otherwise permitted pursuant to Article 8.

5.2    In the event that AGTC does not wish to continue to prosecute or maintain any patent applications, claims included in the patent applications or patents within the Patent Rights, then AGTC shall notify Icagen sufficiently prior to abandoning any such patent applications, claims or patents to enable Icagen to assume responsibility and control of the prosecution and maintenance of such applications, claims or patents without any loss of rights, and Icagen shall have the right to assume responsibility and control of the prosecution and maintenance of such applications, claims or patents in AGTC’s name and at Icagen’s sole expense.

5.3    Prior Patent Costs. Notwithstanding anything herein to the contrary, Icagen shall be solely responsible for all costs and expenses associated with the filing, prosecution or maintenance of the Patent Rights accrued prior to the Effective Date (it being understood that fees first due to patent offices (excluding any applicable grace period) that do not become due until after the Effective Date shall be deemed not to have accrued until after the Effective Date). Attached hereto as Exhibit B is a current docket showing all prosecution, registration or maintenance actions and fees that shall become due within sixty (60) days following the Effective Date.

ARTICLE 6 – INFRINGEMENT

6.1     Each party agrees to promptly provide written notice to the other party if such party becomes aware of any infringement of Patent Rights.

6.2    AGTC shall have the sole and exclusive right to undertake the enforcement and/or defense of the Patent Rights outside of the Icagen Field in its sole discretion and at its sole expense. Any recovery by AGTC in any such action shall belong solely to AGTC

6.3    Icagen shall have the primary right, at its sole expense, to undertake the enforcement of the Patent Rights against any infringement of the Patent Rights in the Icagen Field, including without limitation, the right to settle the infringement or misappropriation suit by sublicensing the Patent Rights the alleged infringer (but only in accordance with the provisions of this Agreement) or by other means reasonably acceptable to Icagen. If Icagen undertakes enforcement of the Patent Rights in the Icagen Field, any recovery by Icagen in such action shall belong solely to Icagen.

6.4    If Icagen does not settle such activity (whether by granting a sublicense in the Icagen Field or otherwise) or institute legal action against the infringing activity in the Icagen Field within three (3) months of having been given notice of the infringing activity and that one or more of the following conditions relating to such infringing activity exists: (a) there is an infringing commercial product on the market; (b) an infringing commercial product is not yet on the market but an application for regulatory approval for an infringing commercial product has been accepted for filing by the applicable regulatory authority; or (c) the failure to enforce the Patent Rights with respect to such infringing activity could reasonably be expected to adversely affect the scope or validity of the Patent Rights or AGTC’s legal ability to enforce the Patent Rights outside the Icagen Field, then AGTC shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Patent Rights in the Icagen Field. Any recovery by AGTC shall belong solely to AGTC.

6.5    In any infringement suit instituted by either party to enforce the Patent Rights, the other party shall, at the request and expense of the party initiating such suit, cooperate in all reasonable respects (including by agreeing to be joined as a party to such suit if necessary or desirable to bring or maintain such suit or to establish damages in such suit) and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE 7 – INDEMNIFICATION

7.1    Indemnification by Icagen. Icagen agrees to indemnify, defend and hold harmless AGTC, and its Affiliates and their directors, officers, employees and agents (individually and collectively, the “AGTC Indemnitees”) harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any third party (individually and collectively, “Liability”) arising out of or relating in any way to (a) the exercise of the Patent Rights by Icagen prior to the Effective Date or the exercise of the Patent Rights by Icagen pursuant to the licenses granted herein in the Icagen Field or (b) any breach of any representation, warranty, covenant or agreement under this Agreement by Icagen or its Affiliates.

7.2    Indemnification by AGTC. AGTC agrees to indemnify, defend and hold harmless Icagen and its Affiliates and their, directors, officers, employees and agents (collectively, “Icagen Indemnitees”), from and against any Liability arising out of or relating in any way to (a) AGTC’s exercise of the Patent Rights other than arising out of intellectual property infringement of which Icagen was aware upon the Effective Date or out of Icagen’s exercise of the license granted pursuant to Section 3.1 or (b) any breach of any representation, warranty, covenant or agreement under this Agreement by AGTC or its Affliates.

7.3    Notice; Control. If any such claims or actions are made, the indemnified party shall: (i) notify the indemnifying party promptly of such claim or action; and (ii) reasonably cooperate with the indemnifying party in the defense and/or settlement of such claim or action. The indemnifying party shall have the right to control the defense of any such claim or action, at its sole expense, using counsel selected by the indemnifying party and reasonably acceptable to the indemnified party. The indemnified party may, at its own expense, also be represented by counsel of its own choosing.

7.4    Limitation. A party’s indemnification obligations under this Section 7 shall not apply to any Liability which, as determined by final judgment, would not have arisen in the absence of the negligence and/or intentional misconduct of any of the indemnified parties.

7.4    Settlement. The indemnifying party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the indemnified party but without the consent of the indemnified party where the only liability to the indemnified party is the payment of money and the indemnifying party (or its insurer) makes such payment, or (b) otherwise only with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

ARTICLE 8 – CONFIDENTIALITY

8.1.    Confidential Information. Each party agrees that all Confidential Information disclosed to it by the other party (a) shall not be used by the receiving party except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement, (b) shall be maintained in confidence by the receiving party, and (c) shall not be disclosed by the receiving party to any third party who is not an affiliate or consultant of, or an advisor to, or a stockholder of, or lender to, or a prospective investor in or prospective lender to, or a sublicensee or prospective sublicensee, collaborator, prospective collaborator, or potential merger partner or acquirer of the receiving party without the prior written consent of the disclosing party.

8.2.    Disclosures to Employees, Consultants and Advisors. Each party agrees that it shall provide Confidential Information received from the other party only to the receiving party’s respective employees, consultants and advisors, and to the employees, consultants and advisors of the receiving party’s affiliates, who have a need to know such Confidential Information to assist the receiving party in fulfilling its obligations under this Agreement, provided that the parties shall each remain responsible for any failure by its and its affiliates’ respective employees, consultants and advisors to treat such information and materials as required under Section 8.1.

8.3.     Legally Required Disclosures. If Confidential Information of the disclosing party is required to be disclosed by the receiving party to comply with applicable laws or regulations, including without limitation disclosure rules under applicable securities laws or stock exchange regulations, then the receiving party shall be permitted to make the required disclosure; provided that the receiving party provides, if legally permissible and practicable under the circumstances, prior written notice of such disclosure requirement to the disclosing party and, if requested by the disclosing party, cooperates with the disclosing party’s reasonable and lawful actions to avoid and/or minimize the degree of such required disclosure, including without limitation by cooperating with the disclosing party’s efforts to obtain confidential treatment (to the extent available) from the applicable governmental or regulatory body.

8.4.     Confidentiality Term. All obligations of confidentiality imposed under this Section 8 shall expire upon the fifth (5th) anniversary of the expiration or termination of this Agreement.

ARTICLE 9 – MISCELLANEOUS PROVISIONS

9.1    No Waiver. The respective representations and warranties of each party hereto contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.

9.2    Notices and other communications. Any notice or other communication required by this Agreement or by applicable law shall be made or given in writing and (i) delivered in person, (ii) sent by registered or certified mail, postage prepaid, or (iii) sent by overnight courier such as Federal Express or DHL, and addressed as set forth below:

To AGTC:	Applied Genetic Technologies Corporation Attn: Susan B. Washer, President & CEO 11801 Research Drive Suite D, Alachua, Florida 32615 Fax: (386) 462-7396

To Icagen:	Icagen, Inc. Attn: President 4222 Emperor Boulevard Suite 350 Durham, NC 27703 Fax: (919) 941-0813

or to such other address as such party may indicate by a notice delivered to the other party hereto. Notices will be deemed to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth herein, or one (1) business day after delivery to an overnight courier service

9.3    Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement and the rights and licenses granted hereunder without the consent of the other party (but with notice) to any Affiliate of the assigning party or to a successor entity in connection with the sale or other transfer of the assigning party’s business relating to the Patent Rights or of all or substantially all of the stock or assets of the assigning party, whether by merger, acquisition or otherwise. Each party shall give the other party prompt written notice of an assignment or transfer of this Agreement.

9.4    Access to Records after Closing Date. For a period of five (5) years after the execution of this Agreement, AGTC and its representatives shall have reasonable access to all of the information, books and records of Icagen related to the Patent Rights, including without limitation, invention logs and notebooks, which Icagen may retain after the execution of this Agreement for the purpose of prosecution, maintenance or enforcement of the Patent Rights. Such access shall be afforded by Icagen upon receipt of reasonable advance notice and during normal business hours and in a manner that does not significantly impair or impede the business operations of Icagen.

9.5    Entire Agreement; Amendments. This Agreement, including all attachments, all of which this Agreement incorporates by reference, sets forth the entire agreement and understanding between the parties and supersedes and cancels all previous negotiations, agreements and commitments, whether oral or in writing, with respect to the subject matter described herein, and neither party shall be bound by any term, clause, provision, or condition, save as expressly provided in this Agreement or as duly set forth in writing as a subsequent amendment to this Agreement, signed by duly authorized officers of each party. This Agreement shall not be amended, modified or supplemented, except by a written amendment signed by an authorized representative of each of the parties hereto.

9.6    No Consequential or Punitive Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR ANY LOSS OR INJURY TO A PARTY’S PROFITS OR GOODWILL ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.

9.7    Governing Law. This Agreement shall be governed by and construed in accordance with the State of New York, excluding any of its conflicts of law principles that would dictate the application of the substantive law of any other jurisdiction.

9.8    No Partnership, Joint Venture or Agency. Nothing contained in this Agreement will be deemed to place the parties in a partnership, joint venture or agency relationship, and neither party will have the right or authority to obligate or bind the other party in any manner.

9.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together constitute one instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and CEO

ICAGEN, INC.

By:	/s/ P. Kay Wagoner
P. Kay Wagoner
President and CEO

EXHIBIT A

PATENT RIGHTS

TTC Ref No. Attys Handling	Client’s Ref No	Title	Inventor	App No. Filing Date	Pat No. Issue Date	Pub No. Pub Date	Status & Remarks
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]	[**]	[**]

EXHIBIT “B”

2-MONTH DOCKET

[**]

EXHIBIT “C”

PATENT ASSIGNMENT

WHEREAS, Icagen, Inc., a Delaware corporation having a mailing address of 4222 Emperor Boulevard, Suite 350, Durham, NC 27703 (hereinafter referred to as “Assignor”), owns the entire right, title and interest in and to the following patents and patent applications:

PATENT	DATE OF ISSUANCE	INVENTOR(S)

PATENT APPLICATION	DATE OF FILING

WHEREAS, Applied Genetic Technologies, Inc., a Delaware corporation having a mailing address of 11801 Research Drive, Suite D, Alachua, FL 32615 (hereinafter referred to as “Assignee”) is desirous of acquiring the entire right, title, and interest in and to the aforesaid patents and patent applications, and to all related intellectual property; and

WHEREAS, Assignor and Assignee are desirous of confirming the assignment for purposes of filing the same with the United States Patent and Trademark Office and other appropriate governmental offices.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby sells, transfers, assigns and delivers unto Assignee, effective as of the date hereof, the entire right, right, title and interest in and to the aforesaid patents and patent applications, and to all reissues and reexaminations thereof, as well as the underlying invention(s) and all improvements thereto, and all continuations, continuations-in-part, and further or other proceedings of any kind whatsoever embodied in, related to or associated with the aforesaid patents and patent applications. Assignor hereby agrees to cooperate with Assignee hereunder in all such legal actions by Assignee but at Assignee’s expense.

IN WITNESS WHEREOF, this Assignment has been executed by on behalf of Assignor by its duly authorized officer as of the date hereof.

Icagen, Inc.

By:

P. Kay Wagoner, President and CEO

Date

PATENT ASSIGNMENT

WHEREAS, Icagen, Inc., a Delaware corporation having a mailing address of 4222 Emperor Boulevard, Suite 350, Durham, NC 27703 (hereinafter referred to as “Assignor”), owns the entire right, title and interest in and to those patents and patent applications as set forth on Schedule A attached hereto:

WHEREAS, Applied Genetic Technologies Corporation., a Delaware corporation having a mailing address of 11801 Research Drive, Suite D, Alachua, FL 32615 (hereinafter referred to as “Assignee”) is desirous of acquiring the entire right, title, and interest in and to the aforesaid patents and patent applications, and to all related intellectual property; and

WHEREAS, Assignor and Assignee are desirous of confirming the assignment for purposes of filing the same with the United States Patent and Trademark Office and other appropriate governmental offices.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby sells, transfers, assigns and delivers unto Assignee, effective as of the date hereof, the entire right, right, title and interest in and to the aforesaid patents and patent applications, and to all reissues and reexaminations thereof, as well as the underlying invention(s) and all improvements thereto, and all continuations, continuations-in-part, and further or other proceedings of any kind whatsoever embodied in, related to or associated with the aforesaid patents and patent applications. Assignor hereby agrees to cooperate with Assignee hereunder in all such legal actions by Assignee but at Assignee’s expense.

IN WITNESS WHEREOF, this Assignment has been executed by on behalf of Assignor by its duly authorized officer as of the date hereof.

Icagen, Inc.

By:	/s/ P. Kay Wagoner

P. Kay Wagoner, President and CEO

June 23, 2010

Date

Schedule A

Title	Inventor	App.No Filing Date	Patent No. Issue Date	Publication No. Publication Date	Status
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]